UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2011
BERNARD CHAUS, INC.
(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	1-9169 (Commission File Number)	13-2807386 (I.R.S. Employer Identification Number)

530 Seventh Avenue
New York, New York (Address of Principal Executive Offices)	10018 (Zip Code)
(212) 354-1280
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.
     On April 29, 2011, Bernard Chaus, Inc. (the “Company”) and Oceanroc Investments Limited (“Oceanroc”), a wholly owned subsidiary of China Ting Group Holdings Limited, entered into a Subscription Agreement, pursuant to which Oceanroc purchased from the Company three million (3,000,000) shares of common stock of the Company (the “CTG Shares”) for a purchase price of three hundred thousand dollars ($300,000), payable by Oceanroc in cash. The CTG Shares were sold in a private placement in reliance upon the exemption from registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 4(2) of the Securities Act. To support such exemption, the Company received representations from Oceanroc as to its status as an “accredited investor” within the meaning of Rule 501(a) of Regulation D of the Securities Act and its acquisition of such shares for investment purposes only and not with a view to any distribution in violation of the Securities Act or the rules or regulations thereunder. Any certificate representing the CTG Shares will contain a legend to the effect that such shares are not registered under the Securities Act and may not be transferred except pursuant to a registration which has become effective under the Securities Act or pursuant to an exemption from such registration.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERNARD CHAUS, INC.
By:	/s/Josephine Chaus
Josephine Chaus
Chief Executive Officer

Date: May 4, 2011